EXHIBIT 21.1

NATIONAL TECHNICAL SYSTEMS, INC.

LIST OF SUBSIDIARIES

NTS TECHNICAL SYSTEMS, A CALIFORNIA CORP.

ACTON ENVIRONMENTAL TESTING CORPORATION, A MASSACHUSETTS CORP.

APPROVED ENGINEERING TESTING LABORATORIES, INC., A CALIFORNIA CORP.

ETCR INC., A CALIFORNIA CORP.

NTS ENGINEERING SERVICES INC., A CALIFORNIA CORP.

NATIONAL QUALITY ASSURANCE, INC., A MASSACHUSETTS CORP. (50% OWNED)

NTS EUROPE, GmbH

AETL TESTING, INC. dba NTS CALGARY

PHASE SEVEN LABORATORIES, A CALIFORNIA CORP.

UNITED STATES TEST LABORATORY, LLC.

ELLIOTT LABORATORIES, LLC

UNITEK TECHNICAL SERVICES, INC.

MECHTRONIC SOLUTIONS, INC.